SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM 8-K

                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported): July 6, 1998

                         MANPOWER INC.
     (Exact name of registrant as specified in its charter)



       Wisconsin            1-10686                  39-1672779
(State or other jurisdiction(Commission file number)(IRS Employer
      of incorporation)                       Identification No.)


                    5301 North Ironwood Road
                   Milwaukee, Wisconsin 53217
            (Address of principal executive offices)



Registrant's telephone number, including area code: (414) 961-1000

Item 5.  Other Events.

     On July 6, 1998, Manpower Inc. (the "Company") announced the resignation of Jon F. Chait, the Company's Managing Director-International Operations and Chief Financial Officer. He resigned from his position as a Director of the Company and from all positions as an officer of the Company and as a director and/or officer of each subsidiary and affiliate of the Company. Mr. Chait resigned in connection with a reorganization of the Company's management structure. In connection with his resignation, Mr. Chait became entitled to certain payments and benefits pursuant to his employment agreement (as further described in the Company's Proxy
Statement dated April 23, 1998 and incorporated by reference herein). In addition, the Company has agreed to extend the exercise period of outstanding vested
Company options held by Mr. Chait for a period of up to one year beyond an initial exercise period of six months to which Mr. Chait was already entitled, subject to Mr. Chait not working for any of the Company's competitors during such period. In connection with the Company's management reorganization, several individuals have been named to new positions including:
Terry A. Hueneke, the Executive Vice President and a
Director of the Company, who will be responsible for North American, South American and Pacific Rim
Operations; Jeffrey Joerres, Vice President - Marketing and Major Account Development, who has been named to the additional position of Senior Vice President -
European Operations and will be responsible for all European operations except France; and Michael J. Van
Handel, the Company's Chief Accounting Officer, who has been named Chief Financial Officer. The Company's
Press Release issued July 6, 1998 is attached as an exhibit to this report and is incorporated herein by reference.


Item 7.  Exhibits.

Exhibit No.         Description

  99.1        Press Release dated July 6, 1998.

                           SIGNATURE


     Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   MANPOWER INC.


Date: July 13, 1998               /s/ Mitchell S. Fromstein
                                   -----------------------------
                                   Mitchell S. Fromstein
                                   Chairman, President and
                                   Chief Executive Officer

                     EXHIBIT INDEX

Exhibit No.         Description

  99.1        Press Release dated July 6, 1998.